UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017 (July 19, 2017)

HENNESSY CAPITAL ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3485 N. Pines Way, Suite 110 Wilson, Wyoming	83014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (307) 734-7879

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 8.01. Other Events.

As previously reported on the Current Report on Form 8-K filed by Hennessy Capital Acquisition Corp. III (the “Company”) on July 5, 2017 (the “Initial Form 8-K”), the Company consummated its initial public offering (“IPO”) of 22,500,000 units (“Units”), each Unit consisting of one share of common stock, $0.0001 par value per share (“Common Stock”), and three-quarters of one warrant (“Warrant”), pursuant to the registration statement on Form S-1 (File No. 333-218341). Each whole Warrant is exercisable to purchase one share of Common Stock at a price of $11.50 per full share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $225,000,000. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 3,375,000 Units to cover over-allotments, if any. On July 14, 2017, the underwriters exercised their over-allotment option in part and, on July 19, 2017, the underwriters purchased 3,165,000 Units (“Over-Allotment Units) at an offering price of $10.00 per Unit, generating gross proceeds of $31,650,000.

As previously reported in the Initial Form 8-K, on June 28, 2017, simultaneously with the consummation of the IPO, the Company completed a private placement of 9,600,000 warrants (the “Placement Warrants”) with Hennessy Capital Partners III, LLC (“Sponsor”) at a price of $1.00 per Placement Warrant, generating gross proceeds of $9,600,000.

The 6,468,750 shares of Common Stock held by the Sponsor (prior to the exercise of the over-allotment option) included 843,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial stockholders of the Company would collectively own 20.0% of the issued and outstanding shares of Common Stock after the IPO. Since the underwriters did not exercise the over-allotment option in full, the Sponsor forfeited 52,500 shares of Common Stock, which were canceled by the Company. As a result of such forfeiture, there are currently 32,081,250 shares of Common Stock issued and outstanding.

Approximately $256.7 million of the net proceeds from the IPO (including the Over-Allotment Units) and the private placement with the Sponsor were deposited in a trust account established for the benefit of the Company’s public stockholders (the “Trust Account”).  An audited balance sheet as of June 28, 2017 reflecting receipt of the net proceeds from the IPO and the private placement on June 28, 2017 (excluding the proceeds from the sale of the Over-Allotment Units), was previously filed by the Company in a Current Report on Form 8-K on July 5, 2017. The Company’s unaudited pro forma balance sheet as of June 28, 2017, reflecting receipt of the proceeds from the sale of the Over-Allotment Units (and an additional $316,500 that was transferred from the Company to the Trust Account to ensure that the amount in the Trust Account equals $10.10 per Unit), is included as Exhibit 99.1 to this Current Report on Form 8-K.

On July 19, 2017, the Company issued a press release announcing the closing of the over-allotment option. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Pro Forma Balance Sheet

99.2	Press Release, dated July 19, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017

HENNESSY CAPITAL ACQUISITION CORP. III

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer

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